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                                                                    EXHIBIT 23.4



DAY, BERRY & HOWARD                                     CityPlace
                                                        Hartford
                                                        Connecticut 06103-3499
                                                        Telephone (860) 275-0100
Counsellors at Law                                      Facsimile (860) 275-0343
Hartford, Stamford and Boston



                                            August 21, 1997



Central Maine Power Company
Edison Drive
Augusta, Maine 04336

Re: $400,000,000 in Aggregate Principal Amount of Medium-Term Notes, Series D (the "Notes") of Central Maine Power Company (the "Company")
          ----------------------------------------------------------------------

Ladies and Gentlemen:

          We hereby consent to the use of our name under the caption "Legal Opinions" in the Company's Registration Statement on Form S-3 pursuant to which the offering of the Notes is being registered under the Securities Act of 1933.

                              Very truly yours,



                              /s/ Day, Berry & Howard


                              Day, Berry & Howard

RCM:btr